Exhibit 99.1

Depomed Reports Fourth Quarter and Year-End 2010 Financial Results

MENLO PARK, Calif., March 3, 2011 — Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the fourth quarter and year ended December 31, 2010.

“We are pleased to report a profitable year and our third consecutive profitable quarter,” said Carl A. Pelzel, president and chief executive officer of Depomed.  “Our excellent financial performance and business progress in 2010, as well as the $48 million milestone payment from Abbott Products received last week, provide us with substantial resources to pursue our plan to achieve sustainable profitability from recurring operating revenue from our own specialty pharmaceutical business.  Meanwhile, we look forward to the results of Serada’s Breeze 3 trial later this year, as enrollment has just concluded,” Mr. Pelzel added.

Fourth Quarter 2010 and Recent Highlights

•                  Presentations of Breeze 1 and 2 clinical data at the North American Menopause Society annual meeting (October 2010);

•                  Awarded a second grant by The Michael J. Fox Foundation to support clinical development of DM-1992 for Parkinson’s disease (October 2010);

•                  Receipt of a $5.0 million milestone payment from Janssen Pharmaceutica for delivery of formulation (October 2010, recognized as revenue during the third quarter of 2010);

•                  Receipt of a $2.5 million development milestone payment pursuant to the agreement with Merck (October 2010, recognized as revenue during the fourth quarter of 2010);

•                  Availability and re-launch of Glumetza 500mg tablets (January 2011);

•                  Achievement of $3.0 million Glumetza sales milestone payment from Santarus, Inc. to be paid in March 2011 (January 2011);

•                  US FDA approval of Gralise (gabapentin) once-daily tablets for treatment of post-herpetic neuralgia (January 2011);

•                  Results of the Phase 1 trial of twice-daily formulation of DM-1992 in Parkinson’s patients (February 2011);

•                  Receipt of a $48.0 million milestone payment from Abbott Products on FDA approval of Gralise (February 2011);

•                  Completion of enrollment in Breeze 3, our pivotal Phase 3 trial evaluating Serada for menopausal hot flashes (March 2011).

Depomed Fourth Quarter and Full-Year 2010 Financial Highlights

Total revenue for the fourth quarter of 2010 was $20.9 million compared to $13.2 million in the fourth quarter of 2009. The increase in revenue in the fourth quarter of 2010 was the result of recognition of the $2.5 million Merck milestone, an increase in Glumetza product sales and revenues related to our collaborative arrangements with Janssen and Covidien.

Total revenue for the year-ended December 31, 2010 was $80.8 million compared to $57.7 million for the year-ended December 31, 2009. The increase in revenue in 2010 was the result of increases in Glumetza product sales and revenues related to our collaborative arrangements with Abbott Products, Janssen and Covidien.

Glumetza product sales were $11.5 million and $45.5 million for the fourth quarter and year-ended December 31, 2010, as compared to $9.8 million and $34.6 million for the corresponding periods in 2009.

Operating expenses were $18.5 million for the fourth quarter of 2010 and included $7.7 million in promotion fee expense related to the Company’s promotion agreement with Santarus, compared with operating expenses of $15.3 million for the fourth quarter of 2009, which included $6.6 million in promotion fee expense.

Operating expenses were $69.0 million for year ended December 31, 2010 and included $31.4 million in promotion fee expense, compared with operating expenses of $74.5 million for the year ended December 31, 2009, which included $23.6 million in promotion fee expense. The decrease in operating expenses for the year ended December 31, 2010 was primarily driven by the completion of the Phase 3 clinical trial for Gralise and completion of the first two Phase 3 clinical trials for Serada during 2009.

Net income during the fourth quarter of 2010 was $1.7 million, or $0.03 cents per share, compared to a net loss during the fourth quarter of 2009 of $3.6 million, or $0.07 cents per share.

Net income for the year ended December 31, 2010 was $3.9 million, or $0.07 cents per share, compared to a net loss during the year ended December 31, 2009 of $22.0 million, or $0.43 cents per share.

Cash, cash equivalents and marketable securities were $76.9 million as of December 31, 2010 compared to $81.8 million as of December 31, 2009. Cash, cash equivalents and marketable securities at December 31, 2010 does not include the $48.0 million milestone payment from Abbott Products that we received in February 2011.

Conference Call

Depomed will host a conference call today, Thursday, March 3, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with one approved product on the market and has developed another approved product.  Gralise TM (gabapentin) is a once-daily treatment approved in the United States for management of post-herpetic neuralgia (PHN).  Glumetza® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States.  The company also has a robust pipeline including one in Phase 3 clinical development, and other product candidates in its early stage pipeline. Product candidate Serada® is in Phase 3 clinical development for menopausal hot flashes.  Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for controlled release of medications to the upper gastrointestinal tract when dosed with food. Additional information about Depomed may be found on its website, http://www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our clinical development programs; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DEPOMED, INC.

STATEMENTS OF OPERATIONS

 (in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue:
Product sales	$11,550	$9,987	$45,637	$35,094
Royalties	52	76	306	1,533
License and collaborative revenue	9,256	3,171	34,821	21,101
Total revenues	20,858	13,234	80,764	57,728

Costs and expenses:
Cost of sales	1,136	1,629	8,097	5,257
Research and development expense	5,751	4,953	20,111	34,298
Selling, general and administrative expense:
Promotion fee expense	7,650	6,648	31,419	23,589
Other selling, general and administrative expense	5,109	3,719	17,512	16,656
Total selling, general and administrative expense	12,759	10,367	48,931	40,245
Total costs and expenses	19,646	16,949	77,139	79,800

Income (loss) from operations	1,212	(3,715)	3,625	(22,072)

Other income (expenses):
Interest and other income	587	319	839	1,050
Interest expense	(101)	(213)	(572)	(1,001)
Total other income (expenses)	486	106	267	49

Net income (loss) before income taxes	1,698	(3,609)	3,892	(22,023)

Provision for (benefit from) income taxes	(8)	2	(4)	(15)

Net income (loss)	$1,706	$(3,611)	$3,896	$(22,008)

Basic net income (loss) applicable to common stock shareholders per common share	$0.03	$(0.07)	$0.07	$(0.43)

Diluted net income (loss) applicable to common stock shareholders per common share	$0.03	$(0.07)	$0.07	$(0.43)

Shares used in computing basic net income (loss) per common share	52,796,253	52,048,999	52,533,256	51,519,912

Shares used in computing diluted net income (loss) per common share	54,329,126	52,048,999	53,360,786	51,519,912

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

DEPOMED, INC.

BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2010	2009
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$22,526	$26,821
Marketable securities	47,825	42,922
Accounts receivable	6,347	4,933
Inventories	1,571	2,565
Prepaid and other current assets	1,330	1,185
Total current assets	79,599	78,426
Marketable securities, long-term	6,537	12,016
Property and equipment, net	698	942
Other assets	197	197
	$87,031	$91,581
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	18,473	15,222
Deferred product sales	1,041	1,635
Deferred license revenue	10,665	11,184
Other current liabilities	635	414
Current portion of long-term debt	2,170	3,747
Total current liabilities	32,984	32,202
Deferred license revenue, non-current portion	30,926	41,306
Long-term debt, net of current portion	—	2,170
Other long-term liabilities	15	177
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding at December 31, 2010 and 2009	—	—
Common stock, no par value, 100,000,000 shares authorized; 52,957,787 and 52,200,358 shares issued and outstanding at December 31, 2010 and 2009, respectively	191,343	187,895
Accumulated deficit	(168,306)	(172,202)
Accumulated other comprehensive gain	69	33
Total shareholders’ equity	23,106	15,726
	$87,031	$91,581

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

CONTACT:

Sheilah Serradell

Depomed, Inc.

650-462-5900

sserradell@depomed.com